Exhibit 5

                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109

                                 August 21, 1998

Board of Directors
Security First Technologies Corporation
3390 Peachtree Road, NE
Suite 1700
Atlanta, Georgia  30326

Ladies and Gentlemen:

         We are acting as special counsel to Security First Technologies Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") (File No. 333-56181) filed with the Securities and Exchange Commission, as amended by Pre-Effective Amendments Nos. 1 and 2 thereto, relating to the proposed issuance of up to 15,289,269 shares of the Company's common stock, par value $0.01 per share, all of which shares (the "Shares") are to be issued by the Company in accordance with the terms of the Second Amended and Restated Plan of Reorganization, dated as of March 9, 1998, by and among Security First Network Bank ("SFNB"), the Company and upon organization, New Security First Network Bank, as amended by Amendment No. 1 thereto dated June 4, 1998 (together, the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       Executed   copies   of   the   Registration   Statement   and
                  Pre-Effective Amendments Nos. 1 and 2 thereto.

         2.       An executed copy of the Plan.

         3. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         5. Resolutions of the Board of Directors of the Company, adopted at a meeting held on June 3, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance of the Shares and arrangements in connection therewith.




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Board of Directors
Security First Technologies Corporation
August 21, 1998
Page 2

         6. Resolutions of the Board of Directors of SFNB, the organizer of the Company, adopted at meetings held on October 5, 1995, December 22, 1995, January 10, 1997, January 28, 1997, June 25, 1997, September 18, 1997, January 28, 1998, March 9, 1998
                  and June 3, 1998 and by a unanimous written consent of directors dated as of July 9, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, as amended, and (ii) issuance of the Shares pursuant to the terms of the Plan and the resolutions of the Boards of Directors of the Company and SFNB, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of Pre-Effective Amendment No. 2 to the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to Pre-Effective Amendment No. 2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                          Very truly yours,


                                                          HOGAN & HARTSON L.L.P.